U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ESL Teachers Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	TBA
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2475 Paseo del las Americas, Suite 1135 San Diego, CA 92154	Business Filings Incorporated 6100 Neil Rd., Suite 500 Reno, NV 89511
(Name and address of principal executive offices)	(Name and address of agent for service)

Registrant's telephone number, including area code: 619-955-7885
Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  |__|

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM PRICE SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	1,200,000 shares	$0.05	$60,000	$1.84

(1)	This price was arbitrarily determined by ESL Teachers Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Cane Clark LLP
3273 East Warm Springs Rd., Las Vegas, NV 89120
(702) 312-6255 Fax: (702) 944-7100

SUBJECT TO COMPLETION, Dated January 14, 2008

PROSPECTUS
ESL TEACHERS INC.
1,200,000
COMMON STOCK
INITIAL PUBLIC OFFERING

This prospectus relates to our offering of 1,200,000 new shares of our common stock at an offering price of $0.05 per share. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts minimum/maximum” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is a minimum offering of 800,000 shares ($40,000) required for this offering to close. The proceeds of this offering will be deposited in a bank account until the minimum offering required for this offering to close is subscribed, at which time all funds received as a result of this offering will be immediately available to us for our general business purposes. In the event that the Minimum Offering is not received, we will promptly return the proceeds to subscribers without interest. The Maximum Offering amount is 1,200,000 shares ($60,000).

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officers and Directors, who will not be paid any commission for such sales.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.05	None	$0.05
Total (minimum offering)	$40,000	None	$40,000
Total (maximum offering)	$60,000	None	$60,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: January 14, 2008

Page
SUMMARY	6
RISK FACTORS	8
Risks Associated with Our Financial Condition	8
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	8
Because we have a limited operating history, it is difficult to evaluate your investment in our stock.	8
Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.	8
Risks Associated with Our Business Model	9
Because we have not established the ESL Teachers brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues, which will reduce the value of your investment.	9
Because we are dependent on third parties, should those services be interrupted or become more costly, we may experience a material adverse effect on the acceptance of our brand and on our business, financial condition, and operating results.	9
Because we rely heavily upon third-party telecommunications providers, any disruption in that telecommunication will have adverse effects on our business operations.	9
If there are events or circumstances affecting the reliability and security of the Internet, access to our product and/or the ability to safeguard confidential information could be impaired causing a negative effect on the financial results of our business operations.	10
If we cannot develop or expand our site infrastructure reasonably, effectively, or in a timely manner, we may suffer a loss in business.	10
Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.	10
In the event that we are unable to successfully compete within the online ESL employment business, we may not be able to achieve profitable operations.	11
The complexity of our Site may lead to errors, defects, and bugs, which could subject us to significant costs or damages and adversely affect market acceptance of our Site.	11
If we do not effectively implement measures to sell our product, we may never achieve revenues and you will lose your entire investment.	12
If we are unable to successfully manage growth, our operations could be adversely affected.	12
Because we intend to offer our Services in countries outside the United States, we are subject to risks associated with international operations.	12
Risks Associated with Management and Control Persons	13
Because our management is inexperienced in operating an online ESL employment business, our business plan may fail.	13
Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	13
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	13
Because our president and director, Mr. Mauricio Beltran, and our Secretary and director, Ms. Maria Guadalupe Flores N, own an aggregate of 100% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Beltran and Ms. Flores N are inconsistent with the best interests of other stockholders.	14
Because our president and director, Mr. Mauricio Beltran, and our Secretary and director, Ms. Maria Guadalupe Flores N, own an aggregate of 100% of our outstanding common stock, the market price of our shares would most likely decline if they were to sell a substantial number of shares all at once or in large blocks.	14
Risks Related to Legal Uncertainty	14

If our individuals are harmed through an employment relationship brokered through our Site, we will incur substantial litigation and judgment costs, which will increase our losses and negatively affect our brand name reputation and product sales.	14
Even though we are not developing the Site ourselves, if our Site infringes on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.	15
New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.	15
Risks Related to Our Securities	15
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	15
Because NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.	16
Because the price of our shares in this offering was arbitrarily determined by us, it may not reflect the actual market price for the securities.	16
Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.	16
If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.	17
If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.	17
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	17
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	18
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	18
FORWARD-LOOKING STATEMENTS	18
Use of Proceeds	19
Determination of Offering Price	19
Dilution	20
Plan Of Distribution, Terms Of The Offering	21
Legal Proceedings	24
Directors, Executive Officers, Promoters and Control Persons	24
Security Ownership of Certain Beneficial Owners and Management	26
Description of Securities	26
Interests of Named Experts and Counsel	30
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	30
Organization within the Last Five Years	30
Certain Relationships and Related Transactions	43
Market for Common Equity and Related Stockholder Matters	43
Executive Compensation	46
Financial Statements	48
Changes In and Disagreements with Accountants	49
Available Information	49

Summary

We were incorporated as “ESL Teachers Inc.” (“ESL Teachers”) on August 31, 2007, in the State of Nevada for the purpose of developing and selling online employment services specifically for both English as a second language (“ESL”) teachers and the ESL operations seeking to hire them worldwide.

We are a development stage company and have not generated significant sales to date. As of September 30, 2007, we had $15,400 in current assets and current liabilities in the amount of $4,558. Accordingly, our working capital position as of September 30, 2007 was $10,842. Since our inception through September 30, 2007, we have incurred a net loss of $4,158. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

We are offering for sale to investors a minimum of 800,000 and maximum of 1,200,000 shares of our common stock at an offering price of $0.05 per share (the “Offering”). Our business plan is to use the proceeds of this offering for the development and marketing of an Internet Site (our “Product” or our “Web Site” or our “Site”) that will provide international online employment services specifically for both ESL teachers and their prospective employers. However, our management has retained discretion to use the proceeds of the Offering for other uses. The minimum investment amount for a single investor is $500 for 10,000 shares. The shares are being offered by us on a “best efforts minimum/maximum” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is a minimum offering of 800,000 shares ($40,000) required for this offering to close. The proceeds of this offering will be deposited in a bank account until the minimum offering required for this offering to close is subscribed, at which time all funds received as a result of this offering will be immediately available to us for our general business purposes. In the event that the Minimum Offering is not received, we will promptly return the proceeds to subscribers without interest. The Maximum Offering amount is 1,200,000 shares ($60,000).

Our principal executive offices are located at 2475 Paseo del las Americas, Suite 1135, San Diego, CA 92154. Our phone number is 619-955-7885. Our fiscal year end is September 30, 2007.

The Offering

Securities Being Offered	Up to 1,200,000 shares of our common stock.
Offering Price
The offering price of the common stock is $0.05 per share. There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We intend to apply to the NASD over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	800,000
Maximum Number of Shares To Be Sold in This Offering	1,200,000
Securities Issued and to be Issued
1,500,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our president and director, Mr. Mauricio Beltran, and our secretary and director, Ms. Maria Guadalupe Flores N, own an aggregate of 100% of the common shares of our company and therefore have substantial control. Upon the completion of this offering, our officers and directors will own an aggregate of 55.6% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	2,700,000
Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $60,000. We intend to use these proceeds to execute our business plan.
Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

Summary Financial Information

Balance Sheet Data	As of September 30, 2007 (Audited)
Cash	$15,400
Total Assets	$15,400
Liabilities	$4,558
Total Stockholders’ Equity	$10,842

Statement of Operations	For the Period from Inception (August 31, 2007) to September 30, 2007 (Audited)
Revenue	$0
Loss for the Period	$4,158

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Associated with Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned limited revenue since our inception, which makes it difficult to evaluate whether we will operate profitably. Operating expenses for the period from August 31, 2007 (date of inception) to September 30, 2007, totaled $4,158. We have incurred cumulative net losses of $4,158 since August 31, 2007. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of September 30, 2007, we had cash in the amount of $15,400. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We are currently seeking equity financing through this offering. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history.  We are in the development stage of our business and have not yet begun to offer our products. To date, revenues are not substantial enough to maintain us without additional capital injection. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a private placement agent. However, we reserve the right to enter into agreement with one or more broker-dealers to sell the shares, with such broker-dealers receiving sales commissions of up to 10% of the price of the shares. We can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects could be adversely affected.

Risks Associated with Our Business Model

Because we have not established the ESL Teachers brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues, which will reduce the value of your investment.

Because we are a new company with new products and we have not conducted advertising, there is little or no recognition of our ESL Teachers brand name. As a result, consumers may utilize sites other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

Because we are dependent on third parties, should those services be interrupted or become more costly, we may experience a material adverse effect on the acceptance of our brand and on our business, financial condition, and operating results.

Because we are dependent on third parties, especially employers, applicants, and site developers, we face potential losses if any of these parties fail to perform as anticipated or agreed. Our operations and services are dependent on the protections of our equipment from fire, earthquakes, power loss, telecommunications failures and similar events. A significant portion of our equipment, including all critical “server” equipment dedicated to our Internet Web Portal site, will be located at a single facility operated by an independent third-party. Despite precautions taken by us and our third-party “server park” operator, the occurrence of a natural disaster or other unanticipated problems at our corporate offices or those of the server park operator, could cause interruptions in our services. We will be relying upon our server park operator to provide redundant or backup equipment and telecommunications facilities. Any accident, incident or system failure that causes interruptions in our operations could have a material adverse affect on our ability to provide Internet services to our customers. Extensive or multiple interruptions in providing customers with site access are a known primary reason for customer decisions to abandon the use of Internet sites/services. Accordingly, any disruption of our services due to system failures could have a material adverse affect on our business, financial condition and results of operations.

Because we rely heavily upon third-party telecommunications providers, any disruption in that telecommunication will have adverse effects on our business operations.

If telecommunications providers lose service to their customers, our customers will not be able to access our service. We will be relying on our web hosting company to provide the telecommunications links for our customers to access our web site. In the Internet marketplace it is not unusual for telecommunications providers to lose service in a market area, although these problems are usually cured within 24 hours. Any accident, incident, system failure or discontinuance of operations involving a third-party telecommunications provider that causes our members or visitors to be unable to access our site could have a material adverse affect on our ability to provide services to our customers and, in turn, on our business, financial condition, and results of operations.

If there are events or circumstances affecting the reliability and security of the Internet, access to our product and/or the ability to safeguard confidential information could be impaired causing a negative effect on the financial results of our business operations.

Despite the implementation of security measures, our web site infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by members, other Internet users, other connected Internet sites, and the interconnecting telecommunications networks. Such problems caused by third-parties could lead to interruptions, delays or cessation of service to our customers. Inappropriate use of the Internet by third-parties could also potentially jeopardize the security of confidential information stored in our computer system, which may deter individuals from becoming customers. Such inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems, which is commonly known as “cracking” or “hacking.” Although we intend to implement security measures, such measures have been circumvented in the past, and there can be no assurance that any measures we implement would not be circumvented in future. Dealing with problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation of service to our customers, which could have a material adverse affect on our business, financial condition and results of operations.

If we cannot develop or expand our site infrastructure reasonably, effectively, or in a timely manner, we may suffer a loss in business.

The future success of our business will depend to a large extent on the capacity, reliability and security of our Site infrastructure. As consumer visitation increases, we will be required to expand and adapt our Site infrastructure. Such expansion and adaptation will require substantial financial, operational and management resources. We believe that we will have the necessary funds for capital expenditures on Site software and hardware infrastructure during the next twelve months. In the event that we grow very rapidly, there can be no assurance that we will be able to keep up or expand or adapt our Site infrastructure to meet evolving consumer demand on a timely basis and at a commercially reasonable cost, or at all. If we are unable to expand and adapt our Site infrastructure to accommodate visitors to our Site, customers could stop using our service, resulting in a loss of business.

Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.

US trade & industry is subject to economic changes and periodical fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The national economy is affected by numerous factors and conditions, all of which are beyond our control, including (a) Interest rates; (b) Inflation; (c) Employment levels; (d) Changes in disposable income; (e) Financing availability; (f) Federal and state income tax policies; and (g) Consumer confidence.

In the event that we are unable to successfully compete within the online ESL employment business, we may not be able to achieve profitable operations.

We face substantial competition in the industry.  Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources.  These competitors may have completed development of their sites and are presently marketing these to potential customers. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing our Site with features and quality that exceed the features offered by competing companies. However, we cannot assure you that our Site will outperform competing sites or those competitors will not develop new sites that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their services, then it may not be possible for us to market our services at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;

▪	Price reductions and lower profit margins;

▪	The inability to develop and maintain our Site with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing sites that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

The complexity of our Site may lead to errors, defects, and bugs, which could subject us to significant costs or damages and adversely affect market acceptance of our Site.

We have not undertaken significant testing of our Site and it may contain undetected errors, weaknesses, defects or bugs when first introduced or as new versions are released. If our Site contains defects, reliability, quality or compatibility problems that are significant to our customers, our reputation may be damaged and customers may be reluctant to continue to buy our services, which could adversely affect our ability to attract and retain customers. In addition, these defects or bugs could interrupt or delay sales of affected services, which could adversely affect our results of operations.

If defects or bugs are discovered after commencement of commercial operation of our Site, we may be required to make significant expenditures of capital and other resources to resolve the problems. This could result in significant additional development costs and the diversion of technical and other resources from our other development efforts. We could also incur significant costs to repair or replace the defective Site. These costs or damages could have a material adverse effect on our financial condition and results of operations.

If we do not effectively implement measures to sell our product, we may never achieve revenues and you will lose your entire investment.

We are currently developing, testing, and refining our Site. When we are satisfied that our Site provides the highest quality and most effective means for ESL teachers and employers to connect and establish positive working relationships, we will put our Site on the Internet for public access. We have not achieved revenues, or taken active steps to develop a sales force to attain revenues. We have no experience in providing direct sales and service, nor do we have salespeople to promote our Site. Moreover, our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. As a result of our corporate strategies, we have decided to initially focus our resources on English speaking Internet users. There can be no assurance that our focus or our near term plans will be successful. If we are not able to successfully address markets for our services, we may not be able to grow our business, compete effectively or achieve profitability.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development or production delays as we seek to meet increased demand for our services. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Because we intend to offer our Services in countries outside the United States, we are subject to risks associated with international operations.

Although we have not launched our Site, we anticipate that many of our ESL teachers and employers will be outside the United States. Foreign operations subject us to a number of risks associated with conducting business outside of the United States, including the following:

▪	Unexpected changes in, or impositions of, legislative or regulatory requirements;

▪	Delays resulting from difficulty in obtaining export licenses for certain technology, tariffs, quotas and other trade barriers and restrictions;

▪	Imposition of additional taxes and penalties;

▪	The burdens of complying with a variety of foreign laws; and

▪	Other factors beyond our control, including acts of terrorism, which may impair our ability to travel or our ability to communicate with foreign locations.

In addition, the laws of certain foreign countries in which our Site may be utilized may not protect our Site or intellectual property rights to the same extent as the laws of the United States. This increases the possibility of piracy of our technology and services.

Risks Associated with Management and Control Persons

Because our management is inexperienced in operating an online ESL employment business, our business plan may fail.

Our management does not have any specific training in running an online ESL employment business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Mauricio Beltran, our president and director, and Ms. Maria Guadalupe Flores N, our Secretary and director, devote 10 to 15 hours per week to our business affairs. We do not have an employment agreement with Mr. Beltran or Ms. Flores N, nor do we maintain key life insurance for them. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the services we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because our president and director, Mr. Mauricio Beltran, and our Secretary and director, Ms. Maria Guadalupe Flores N, own an aggregate of 100% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Beltran and Ms. Flores N are inconsistent with the best interests of other stockholders.

Mr. Mauricio Beltran is our president and director. Ms. Maria Guadalupe Flores N is our Secretary and director. Together, they own 100% of the outstanding shares of our common stock, and they will own an aggregate of 55.6% of the issued and outstanding shares of our common stock if the maximum number of shares available in this Offering is sold. Accordingly, they will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Beltran and Ms. Flores N may still differ from the interests of the other stockholders.

Because our president and director, Mr. Mauricio Beltran, and our Secretary and director, Ms. Maria Guadalupe Flores N, own an aggregate of 100% of our outstanding common stock, the market price of our shares would most likely decline if they were to sell a substantial number of shares all at once or in large blocks.

Our president and director, Mr. Mauricio Beltran owns 750,000 shares of our common stock, which equates to 50% of our outstanding common stock, and will equate to 27.8% of the issued and outstanding shares of our common stock if the maximum number of shares available in this Offering is sold. Our Secretary and director, Ms. Maria Guadalupe Flores N owns 750,000 shares of our common stock, which equates to 50% of our outstanding common stock, and will equate to 27.8% of the issued and outstanding shares of our common stock if the maximum number of shares available in this Offering is sold. There is presently no public market for our common stock although we plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. If our shares are publicly traded on the over-the-counter bulletin board, Mr. Beltran and Ms. Flores N will be eligible to sell their shares publicly subject to the volume limitations in Rule 144. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

Risks Related to Legal Uncertainty

If our individuals are harmed through an employment relationship brokered through our Site, we will incur substantial litigation and judgment costs, which will increase our losses and negatively affect our brand name reputation and product sales.

Because our Site is intended to establish employment relationships, we may be subject to liability for any incidents that may occur in connection with these relationships. We do not currently maintain liability insurance coverage for such claims. If we are unable to obtain such insurance, liability claims could adversely affect our brand name reputation, revenues and ultimately lead to losses. A significant lawsuit could result in the removal of our Site from the Internet. The occurrence of any claims or judgments will negatively affect our brand name image and sales, as well as lead to additional costs.

Even though we are not developing the Site ourselves, if our Site infringes on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.

Although we have not received notices of any alleged infringement, we cannot be certain that our Site will not infringe on issued trademarks and/or copyright rights of others. We may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings can be very costly, and thus can negatively affect the results of our operations.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Because NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because the price of our shares in this offering was arbitrarily determined by us, it may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.

Our board of directors may determine to authorize and issue shares of preferred stock in the future. Our board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-

looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The net proceeds to us from the sale of up to 1,200,000 shares of common stock offered at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $27,000 for legal, accounting, printing, and other costs in connection with this offering. The following table summarizes the anticipated application of the proceeds we will receive from this Offering if the minimum or maximum number of Units is sold:

	Amount Assuming Minimum Offering	Percent of Minimum	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$40,000	100.0%	$60,000	100.0%
Commission [1]	$0	0.0%	$0	0.0%
Net Proceeds	$40,000	100.0%	$60,000	100.0%
USE OF NET PROCEEDS
Site Development and Marketing [2]	$10,000	25.0%	$25,000	41.7%
General and Administrative [3]	$30,000	75.0%	$35,000	58.3%
TOTAL APPLICATION OF NET PROCEEDS	$40,000	100.0%	$60,000	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers who are members of the National Association of Securities Dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2 Site Development and Marketing: We intend to use between approximately $10,000 and $25,000 of the net proceeds of this Offering to develop and market our Internet Site to allow us to pursue our business plan.

3 General and Administrative: We have budgeted $30,000 to $35,000 for general and administrative expenses, which we estimate will be sufficient to cover these costs for the next 12 months. We anticipate that this expense category will be used to cover our anticipated general and administrative expenses, including hiring sales and marketing personnel, technology specialists, mid-level management, project manager, and administrative personnel, office space and related overhead, insurance, marketing and sales expenses, legal and accounting fees, printing costs, blue sky fees, transfer agent fees and all other general expenses.

Determination of Offering Price

The $0.05 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.
We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of September 30, 2007 was $10,842 or $0.007 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2007, as adjusted to give effect to the receipt of net proceeds from the sale of the maximum of 1,200,000 shares of common stock for $60,000, which represents net proceeds after deducting estimated offering expenses of $20,000. This represents an immediate increase of $0.02 per share to existing stockholders and an immediate and substantial dilution of $0.023 per share, or approximately 46%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of September 30, 2007, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the minimum or maximum offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.05 per share of common stock.

	# of Shares	% of Shares	$ Value	Number	Percent	Amount
Existing Stockholders	1,500,000	65.22%	$15,000	1,500,000	55.56%	$15,000
New Investors	800,000	34.78%	$40,000	1,200,000	44.44%	$60,000
Total	2,300,000	100.00%	$55,000	2,700,000	100.00%	$75,000

 Plan Of Distribution, Terms Of The Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officers and Directors

We are offering up to a total of 1,200,000 shares of common stock. The offering price is $0.05 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 1,200,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts minimum/maximum” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is a minimum offering of 800,000 shares ($40,000) required for this offering to close. The proceeds of this offering will be deposited in a bank account until the minimum offering required for this offering to close is subscribed, at which time all funds received as a result of this offering will be immediately available to us for our general business purposes. In the event that the Minimum Offering is not received, we will promptly return the proceeds to subscribers without interest.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares and return the funds received, or sell only the minimum number of shares required for the Offering to close, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Once the minimum Offering is subscribed, any accepted subscriptions will be made on a rolling basis. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and Directors. The officers and Directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and Directors satisfy the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of their participation, an associated person of a broker- dealer; and

4.
They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering will be used to pay the salaries of our officers and Directors.

As our officers and Directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and Directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and Directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $500 for 10,000 shares. All checks for subscriptions must be made payable to "ESL Teachers Inc.”

Upon receipt, all funds will be deposited in a bank account until the minimum offering required for this offering to close is subscribed, at which time all funds received as a result of this offering will be immediately available to us for our general business purposes. In the event that the Minimum Offering is not received, we will promptly return the proceeds to subscribers without interest.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Legal Proceedings

We are not currently a party to any legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of the date of this Prospectus are as follows:

Name	Age	Position Held with the Company
Mr. Mauricio Beltran 2475 Paseo del las Americas, Suite 1135 San Diego, CA 92154		President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting and director
Ms. Maria Guadalupe Flores N 2475 Paseo del las Americas, Suite 1135 San Diego, CA 92154		Secretary, Director

Set forth below are brief descriptions of the background and business experience of our officers and directors.

Mr. Mauricio Beltran is our President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting and director. Mr. Mauricio Beltran works in the Customs Department of the Secretaria de Hacienda y Credito Publico in Tijuana, Baja-California. In this position he is in charge of notifying companies and individuals regarding non-compliance with the Mexican Importer’s Registry code. This position is in the legal department of the Secretaria de Hacienda y Credito Publico, a position he has held since 2004.

Prior to that Mr. Beltran worked as a Purchasing Manager for Promociones El Floro, S.A., a show and entertainment company also in Tijuana, Baja-California. In this role he was responsible for sourcing of material, packaging, printing and promotional material; he developed and maintained the international vendor network; he was responsible for budget management and cost control practices; coordinated all day-to-day office functions; supervised and evaluated support staff in the Purchasing Department; solicited bids, quotes and negotiated terms of contracts with vendors as well as making the purchasing decisions; and trained other staff members to be able to make the same type of decisions.

From 1998 to 2003 Mr. Beltran worked as an Assistant Purchasing Manager at Belmont, S.A. de C.V. in Tijuana, Baja-California. In his role there Mr. Beltran worked with suppliers, the distribution team and the merchant team to ensure the timely delivery of merchandise. He also managed the markdown process and communicated with buyers; analyzed the advertising performance and made recommendations for future ads; and assisted in the preparation of pre-market analysis. Mr. Beltran managed the performance of purchasing clerical functions, including routine correspondence, vendor list preparations, vendor applications and updates, bid and specification preparation, compilation of surplus equipment lists, and contract and records files maintenance. He was responsible for communication from the purchasing department both orally and in writing with vendors, other employees and the public in order to maintain effective business relationships.

Ms. Maria Guadalupe Flores N is our Secretary and director. Ms. Flores N has a background in translation in business and legal environments. Currently she works as the administrator for a billboard and advertising company, Publicar, S.A. de C.V. in Tijuana, Baja-California where she has been since 2005. She is responsible for filings before government agencies of diverse documents related to the billboards of the company, translations of all documents, plus other administrative and accounting duties.

Prior to that Ms. Flores worked as the Office Manager / Administrator for Film Mexico from 2003 to 2005, a financing company for the motion picture industry serving studios in the USA and Mexico. Ms. Flores reported directly to the President where she was responsible for managing day-to-day operations, including working with clients, conducting company meetings, and other administrative functions. Ms. Flores was also responsible for filing reports with the National Registry of Foreign Investment, and handled travel arrangements, expense reports and basic bookkeeping duties.

From 2001 to 2003, Ms. Flores worked as an Administrative / Legal Assistant at the law offices of Sergio Fillad Fahme in Tijuana, Baja-California. Here she managed all administrative tasks relating to legal documents, correspondence, depositions and court filings and related administrative tasks.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We do not currently have any significant employees aside from Mr. Mauricio Beltran and Ms. Maria Guadalupe Flores N.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 14, 2008, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership[1]	% of Common Stock[2]
Mr. Mauricio Beltran 2475 Paseo del las Americas, Suite 1135 San Diego, CA 92154	Common Stock	750,000	50.0%
Ms. Maria Guadalupe Flores N 2475 Paseo del las Americas, Suite 1135 San Diego, CA 92154	Common Stock	750,000	50.0%
DIRECTORS AND OFFICERS - TOTAL		1,500,000	100.0%

5% SHAREHOLDERS
NONE	Common Stock	NONE	NONE

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 1,500,000 shares of common stock issued and outstanding for the company as of January 14, 2008.

Description of Securities

Our authorized capital stock consists of 50,000,000 shares of common stock, with a par value of $0.001 per share, and no shares of preferred stock. As of January 14, 2008, there were 1,500,000 shares of our common stock issued and outstanding. Our shares are held by two (2) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the

State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Maddox Ungar Silberstein, PLLC, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. Maddox Ungar Silberstein, PLLC has presented his report with respect to our audited financial statements. The report of Maddox Ungar Silberstein, PLLC is included in reliance upon his authority as an expert in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated as “ESL Teachers Inc.” on August 31, 2007, in the State of Nevada for the purpose of developing and selling online employment services specifically for both ESL teachers and the ESL operations seeking to hire them worldwide.

Our principal executive offices are located at 2475 Paseo del las Americas, Suite 1135, San Diego, CA 92154. Mr. Mauricio Beltran, our president and director, and Ms. Maria Guadalupe Flores N, our Secretary and director, are persons that may be described as “promoters” as defined in Rule 405 of the Securities Act by virtue of their roles in founding and organizing our company.

Our fiscal year end is September 30, 2007.

Description of Business

Company Overview

We were incorporated as “ESL Teachers Inc.” on August 31, 2007, in the State of Nevada for the purpose of developing and selling online employment services specifically for both ESL teachers and the ESL operations seeking to hire them worldwide.

Business of Company

We are engaged in the business of developing and marketing an Internet Site (our “Product” or our “Web Site” or our “Site”) that will provide international online employment services specifically for both ESL teachers and their prospective employers. Such a Site will allow ESL teachers and the employers in search of them to network and meet each other’s needs successfully and efficiently without the ambiguity and consequential high turnover commonly associated with existing ESL online job boards. We are currently in the process of designing and developing our Site, and we are continually refining the Site through research into the successful aspects of online dating and social networking sites that we intend to emulate. We will continue to refine our Site by responding to user comments and questionnaires that users will access in the feedback section of our site. When we are satisfied that our Product will compete effectively in the ESL marketplace as an online placement and recruiting company, we will begin the promotion and marketing of our Site to ESL teachers and ESL operations.

Our offices are located at 2475 Paseo del las Americas, Suite 1135, San Diego, California 92154.

Challenges Facing ESL Teachers and Employers

The high annual turnover rate of ESL staff is a chronic problem in the industry. Companies that are in the market for ESL teachers usually seek recent university graduates that are flexible in terms of being able to relocate, often outside their home country, on short notice to fill ESL vacancies. That same degree of flexibility is often sought by ESL job applicants who do not typically make long-term commitments to their employers, and have a tendency to move frequently. While employment conditions and difficulties in adapting to local customs are common factors that add to the high turnover of staff. Another major factor is that ESL job postings are typically promoted on job boards where applicants are responsible for comparing job assignments with a limited amount of information. Additionally, many employers contribute to the transient nature of their employees by hiring ESL staff for short term contracts of less than a year.

Another issue facing those in the ESL industry is that ESL instructional facilities are loosely regulated in countries outside of the United States, the United Kingdom and Canada. Without an international regulatory body to set and maintain industry standards for accreditation, employment contracts, and a general code of conduct, ESL employees often become disenchanted with their treatment in the workplace, salaries, living arrangements, and accreditation standards. Accreditation in particular, is a source of concern for applicants because there is no global standard on minimum requirements. This leads to unclear requirements being conveyed by employers in some countries, and miscommunication in advertising that can lead to strained relationships between ESL applicants and employers. In some circumstances the qualifying criteria is often no more than an undergraduate degree from a university or college and a willingness to relocate to another city or country.

ESL Industry and the Internet

The marketplace for ESL teachers is currently fractured between thousands of small operations offering face-to-face ESL courses and a growing number of companies delivering online ESL training. Without a single governing body, it is difficult to pin down exact numbers of students and teachers. Teachers are choosing to work in ESL positions for a variety of reasons, including the pay, the adventure of working in a foreign country, and tax advantages. According to the British Council, there were over 750 million English as a Foreign Language teachers in 2000, plus an additional 375 million English as a Second Language. Since then, a number of factors have contributed to the ESL Industry’s rapid expansion.

One major factor contributing to this expansion is the widespread use of and dependency upon the internet and the predominance of the English language in this medium. According to Internet World Stats, the number of people who are using the World Wide Web has grown from 16 million users, or 0.4% of the global population in December of 1995, to a projected 1,215 billion or 18.5% of the global population in September of 2007. Even in countries where English is not the native language, people are going online to English language sites in increasing numbers. With the vast majority of websites written in English, which is also the language of choice for email communication, more people are demanding a working knowledge of English as a second language. English has become not only the language of international commerce face-to-face, but also on the internet.

Businesses have gone global in an attempt to find more customers. The international language of the business community is English. China is where most of this business growth is taking place. One of the sectors that reflect the economic growth of China is the demand for teachers who can teach English. The Chinese government has a mandate to employ at least one English speaking teacher in every school across China. Global populations census numbers point to China as home to one-fifth or 20% of the more than 6 billion people in the world, or about 1.25 billion Chinese. China is a country where the annual population growth is estimated at 12 - 13 million people per year. Countries like China have begun to use tax incentives to attract workers, including ESL teachers with a personal tax rate of 15%, which is one-third to one-half of the personal tax rate in the United States or Canada, two of the largest suppliers of ESL teachers.

All of these factors point to a global demand for instructors to teach English as a second language. In some regions of the world this push is being supported by changes in government policy. In other parts of the world the demand for ESL teachers has grown at the grassroots level and local entrepreneurs have seized upon this need by creating businesses to cater to the increased demand. Based on the number of postings on ESL job boards, the following countries have shown a strong demand for ESL teachers: United Kingdom, the United States, China, Canada, South Korea, Japan, Taiwan and Chile. ESL job postings appear to be grouped into several distinct categories such as: Private Schools, Public Schools, and International Schools. Along with jobs in the education sector there are numerous part-time positions in the private sector, where companies that hire foreign nationals are in need of ESL assistance.

Socialization on the Internet

We plan to model certain features of our website after applicable aspects of successful online dating and social networking sites. Online dating has become extremely popular with hundreds of websites in use around the world, while social networking websites are a more recent invention that have jumped to the top of the most visited websites list, rating highly in areas such as user acceptance, information sharing, and portability. Both facilitate matchmaking, as we intend to do through our Site as well. We plan to focus on the elements that make both of these types of websites so popular with their constituents and blend those into our own site. Some of the top ranked social networking sites that are serving as business models for our website include:

•	Facebook (www.facebook.com/) - 39 million users
•	Friendster (www.friendster.com/) - 50 million users
•	Orkut (www.orkut.com/) - 67 million users
•	My Space (www.myspace.com/) - 200 million users

As of the fall of 2007 there were more than 100 social networking websites and hundreds of millions of users. The speed with which these websites and this sector of the internet evolved indicates the acceptance of the internet as a multidimensional delivery platform. Social networking is not just a phenomenon; it has become a way of life for the global community.

Our Site

The rising demand for ESL teachers worldwide in conjunction with the simultaneous need for an effectual and comprehensible medium to match ESL employers and applicants has resulted in what we anticipate will be a highly receptive potential market for our Site. We intend to develop an online recruiting and placement Site to match ESL teachers and their potential employers, in part by building on the emerging trend of social networking on the internet. We believe that the depth of interactive functions available on our Site and the ability for employers and applicants to establish personal, in-depth connections through our site will distinguish us from our competitors.

We are in the process of developing a website that will provide the infrastructure for applicants and ESL employers alike to share in-depth profiles in a familiar social networking format. Facebook.com has a Developer’s Platform for those who want to integrate applications into the Facebook.com infrastructure. We may choose to take advantage of that development option at some point in time. In the early stages, we plan to borrow a number of the attributes of the Facebook.com layout to create our Site. We see the Facebook.com development platform as something worth exploring during our first few years in business since it would allow access to the growing number of Facebook.com users. The Facebook.com profiles that we will be modeling allow users to share a variety of information, such as:

•	Basic personal information
•	Pictures of themselves, friends, and family
•	Mini-Feed where the owner can add 10 personal stories
•	Fun Wall - for music videos, slide shows, a sketching and other postings
•	Cross-references within the Facebook.com database to other members
•	References to Friends in Facebook.com
•	Marketplace to offer things for sale

We plan to develop an online resource that blends together the functionality of job searching with relocation and international travel. ESL teachers are highly mobile and flexible in their working arrangements. They count on the internet for access to information, and our website will be a reliable source of such valuable information.

We are in the process of refining the format for our Product, which will be integral to its success.
Our Site will include several sections. A click through icon on the home page of the website will allow visitors to drill down for more information. Information will be organized by topic and allow ESL applicants to quickly find what they are seeking. Every web page will feature a “Contact Us” link as well as links back to the home page of the Site for efficient navigation. Google advertising will bring traffic to our website where the first step is to encourage people to register with us. For those who do register and find work elsewhere we will provide an “Opt-In” function that will allow us to keep in touch by periodic email newsletters. Our Site will include the following pages:

•
ESL Teachers Center - This section will offer a variety of information including: automated online registration, employment applications, an online ESL skills test, an ESL accreditation questionnaire, international accreditation links, a question and answer section about relocation, international postings by country, work visa application forms, a video message (1-3 minutes long), travel medical insurance, and discount airfares.

•
ESL Employers Center - This section will be designed to be especially easy to navigate and use. It will have a straightforward format in order to minimize the chances of miscommunication between the employers and applicants. The content of this section will be available to all Site visitors, and will include: online registration, automated job order form, enhanced employer profiles, search functionality, cross-references to ESL applicants, work visa requirements, home stay programs, travel arrangements, video streaming options, and cultural customs and traditions. We will strongly encourage employers that register with us to provide a detailed description of the position for applicants, as well as intangibles such as the quality of the institution, the nature of the teaching opportunity, and the culture of the country and city where the teacher will be living and working. The employer may also provide a short video of themselves and the institution and share information from previous ESL teachers that may help the applicant in deciding on their employment choices.

•
Feedback section - Here we will ask for ideas and suggestions on what else visitors would like to find on our site. Registration with us will include a feedback questionnaire in their monthly newsletter emailed to them. Topics and information that we will consider including are: a career services area, understanding foreign customs, continuing education, understanding payroll deductions, extending the employment term, and editorial articles about ESL.

•
Administrative module - This will contain the back office functions necessary to conduct an e-commerce business. This includes running reports, reviewing the ESL teacher and employer registrations, ability to revoke registration privileges, newsletter distribution and other administrative functions. Access to the Administrative Module will be password protected and available only to directors of the company and future staff at the discretion of the directors.

The content of our website will be in English only during the first three years. We may then consider expanding into a multi-lingual format depending on several factors such as identifying where we are having the most success placing teachers.

Revenue

Our primary source of revenue will come from 15% contingency fees charged to employers that hire the applicants that have been referred and hired by their company. The 15% contingency fee will be based on the starting salary of the new employee. Payment by the employers will be made through our PayPal system that will be featured in the Employer Module. All registered employers will have easy access to the Employer Module.

No revenue will come from job postings. We plan to offer job postings as a free service to registered employers. There will be no other charges to the employers other than the contingency fees for placement of applicants.

Competition

We compete with a large number of ESL job boards, as well as general job boards and accreditation courses that include ESL positions in their postings. Many of these job boards have significantly greater financial, distribution, advertising, and marketing resources than we do. Listed below are several competing websites:

•
Dave’s ESL Café (www.eslcafe.com/joblist/) is one of the typical Job Boards on the internet today. On any given day there are more than 200 job postings listed one right after another in a format that makes browsing and searching difficult for users.

•
TesAll.com (www.tesall.com/jobboard/index.pl) is a job board that features ESL postings in similar fashion to Dave’s ESL Café. Information is available, but the job postings are posted in random order without codes on jobs or easy-to-use cross references to other relevant information.

•	ESL Teachers Board (www.eslteachersboard.com/) is an example of a highly ranked website using a Google search for ESL teacher job postings.
•
Footprint Recruiting Inc. (www.footprintsrecruiting.com/) is operated from Vancouver, BC, Canada. This company focuses on ESL jobs in Korea, China, Taiwan, Chile, Thailand, Japan and Vietnam. The firm does not appear to have any interest in placing teachers in positions in the United States, Canada, the UK, or Europe.

•
Protocol Education (www.protocol-education.com/) is a London-based recruiting firm that touts job opportunities in the United Kingdom and Australia. The company claims to be the United Kingdom’s largest independent specialist provider of teachers and support workers. Protocol Education does not have both employers and applicants visiting the same website. Rather, they run separate sites for employers and applicants.

•
ESL Jobs.com (www.esljobs.com/) features one of the most attractive looking layouts of the group. However, clicking on the links for designated regions such as North America, East & Western Europe, Latin America, Middle East or Asia leads to a group of links to other websites for jobs in China, the UK and few United States job postings. This company does not appear to list any job postings directly but refers website visitors to other internet locations.

•
Monster.com (www.monster.com) is the most popular general job search site on the internet. They do not, however, have as many job listings for ESL job postings as many independent sites organized specifically for ESL job postings.

•
Mark’s ESL World (www.esljob.org/) is a broader in scope than most other ESL sites, offering a Forum Center, ESL Community, ESL Directory and The Lounge, along with the usual job postings, applicant and employer sections.

•	ESL Job Project.com (www.esljobproject.com/) is a contemporary job board with ESL listings, but the layout does not make accessing those postings simple for users.
•
In ESL Jobs (www.inesljobs.com/) has an introduction in the search results that suggests that an applicant can find ESL jobs around the world. The site’s emphasis, however, is on positions in South Korea with two other countries given a dedicated link including China and Japan. Job postings in all other countries are lumped under one link from the home page of the site.

We feel that the abundance of competitors indicates a significant acceptance by the ESL community of the internet to market job opportunities and related services. The ESL marketplace is dominated by many small operations and job boards. Research into these job boards suggests that the job listings do not offer much detail for the prospective applicants about the ESL employer, the community, travel and visa requirements and related topics. Also, there are very few direct competitors that rely on placement fees to generate income.

We intend to compete primarily on the basis of the quality of our site, and by offering services and personal introductions not found on other ESL job sites. We believe that our success will depend upon our ability to remain competitive in our service areas. The failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Intellectual Property

Once we determine the final layout for our Site, we intend to file a patent on its unique format. We will file for patent pending status as we design and develop a format for our Site. We will apply for patent protection and/or copyright protection in the United States, Mexico, Canada, Europe, Japan, China, South Korea, and other jurisdictions.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the ESL Job Posting Industry. We are subject to the laws and regulations of those jurisdictions in which we plan to provide our service, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and promotion of our Site and sale of our services in the United States, Mexico, Canada, Japan, China, and South Korea are not subject to special regulatory and/or supervisory requirements.

Employees

We have no other employees other than our officers and directors. Mauricio Beltran is our President, CEO, and a member of the Board of Directors. Maria Guadalupe Flores N is our Secretary and a Member of the Board. Our officers and directors oversee all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management in the future to retain skilled directors, officers, and employees with experience relevant to our business focus. We plan to hire a full-time sales support person to assist the directors as our Site nears completion and give that person 30 days of orientation and training leading up to the official launch of the website. The Site development will be outsourced to a web development contractor. This will lower expenses and eliminate the need for employees during the first year of operations, though we may hire staff earlier depending on market reception to the launch of our business.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

We maintain our corporate office at 2475 Paseo del las Americas, Suite 1135, San Diego, California 92154.

Plan of Operation

Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this report that are not historical facts are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Product Development

We are a development stage company with limited operations to date, including no revenue sources, limited financial backing, and few assets. Our plan of operation is to develop an industry leading online resource for ESL teachers and ESL operations. Our web-based service will support both job inquiries and job postings. Our business objectives include becoming a leading provider of ESL candidates for placement into full time jobs in the United States, Mexico, Canada, Japan, China and South Korea by developing an interactive web service that will generate income from multiple revenue streams and create value for our shareholders.

We intend to continue the development and refinement of our Product over the coming months. Our goals over the next twelve months are to develop our Site and services to the point that we can begin taking job orders, start to develop our inventory of job applicants, prepare to begin employer interviews of our applicants, and begin discussions with 75 prospective employers about their needs. We will also focus on our research and user feedback to improve the quality of our Product to increase its appeal to ESL teachers and ESL operations.

During the first year of operations, our officers and directors will provide their time to the business at no charge. This includes all administrative duties along with overseeing the development of the website, developing the sales and marketing information material, researching background on potential job listings from employers, and networking with ESL accreditation schools. As we have limited financial resources, each member of the management team has agreed to dedicate approximately 15-20 hours a week in order to attend to needs of the business.

Our management has developed our information website, acquired a domain name on the web located at www.esl-teachers.com, and uploaded the informational website, which simply provides information about the services we will provide to Internet users.

We plan to develop a beta-test version of the website and involve three ESL employers during the test period. We have identified several prospective companies to approach and plan to begin negotiations to find our three test employers shortly. Our plan is to allow the members of the beta-

test group special consideration regarding job postings, enhanced services and other benefits in appreciation for being involved in the test period.

We feel our final Product will compete effectively in the marketplace due to its unique design, which will allow employers and applicants to exchange vital information while forming a personal connection that they may build upon as a foundation for their future working relationship. We intend to provide a high quality of service and refer qualified applicants to our clients in order to enhance our company reputation and attract new and repeat business.

Locate Suitable Website Developer

We intend to contract out the development of the Site to an accomplished web developer who is familiar with online databases, streaming video, and content management systems within our first three months of operation. The web development contractor will produce the main website including all aspects relating to secured portals for both the ESL applicants and employers. Once the web development contractor has been selected, we will immediately begin work on the high level design specifications for the Site. The web development contractor will be responsible for the database of back office administrative functions as well as the secure web portals for ESL applicants and employers. All parties that we work with will be under a strict Non-Disclosure Agreement. The administrative side of the website will support our own contact management information system with upload capabilities for incremental changes. We anticipate that developing the interactive database and administrative sections to the website will begin in our fourth month of operation. This will be contracted out to an offshore contractor to reduce costs. While the web development is underway, management will be working to build their international network of contacts in the ESL community. Hosting of the website will be contracted out to an internet company that can provide turn-key operations and a high level of service and support.

Sales and Distribution Strategy

Our goal is for our online ESL employment services website to become a leading website in the ESL Industry. In order to achieve our goal, we intend to increase awareness of our Product with potential customers, who we anticipate will be ESL teachers and the ESL operations that employ these teachers. We intend to do this by engaging in the following:

•
We will use the Google Adwords program (adwords.google.com/select/Login) as the center of our marketing strategy for the first three years. Google has a strong brand name around the world and is the number one ranked website for online searches by internet users. This fits the demographic of our ESL candidates who travel and use the internet to find information. The Google Adwords program allows us the flexibility to develop our own advertisements, control the frequency of the ads as well as the start and end date for each ad, and accurately track the click through activity from the online ads to our website. This combination of features gives us the ability to control our costs and make adjustments swiftly if needed. The Google Adwords program is built around the use of keywords. When someone uses one of our designated keywords, such as “ESL,” our ad will appear on the search page results giving us visibility in the ESL marketplace for both applicants and employers.

•
Our online marketing efforts will involve Search Engine Optimization, a process by which an online company can improve the volume and quality of the traffic to their website by using keywords. The index page will include the use of strategic meta-tags to help flag a web page for search engines inquiries. During the first six months of operation, we will probe the use of various search phrases and keywords that ESL applicants use when job hunting. Management will generate a summary report of this survey and share this data with our contract website designer.

•
We plan to focus our sales efforts around our website by promoting its use to ESL applicants and employers alike. The unique features we are borrowing from social networking and online dating websites will encourage web visitors to register with us and become a part of our online community. Our approach will be to not only attract but to retain ESL applicants for long term relationships with us. Sales calls will begin discussions with employers about short term and long term needs for qualified ESL teachers.

•
From our office in San Diego, California, we plan to begin promoting our services in Mexico and Southern California and gradually expand across the United States into Canada, Europe and the Far East. During the early phase of our sales efforts we will monitor the response from employers in various countries to determine where we should focus our efforts. As immigration rates in the United States continue to rise along with the demand for foreign workers, both skilled and unskilled, the demand or ESL teachers in the United States is expected to grow in the coming years. Countries like China that offer substantial personal tax incentives for ESL teachers may be a prominent market for us. Our approach is to take an aggressive pricing position in the marketplace that traditionally has charged placement fees ranging from 25% to 30% or more of the first year starting salary.

•
We plan to write and publish information-style articles on ESL opportunities, overseas job searching and related topics. The directors of the company plan to submit at least one article per quarter to national and international media for publication.

•
We will examine advertising opportunities within trade journals and international periodicals available in both hard copy and online formats. All media contact through press releases or advertising material will contain the website address, email and telephone number.

•
Our home page will feature links to strategic partnerships that we develop over time. Hyperlinks from one web page to the next will help to raise the search engine visibility for prospective web visitors.

•
During the first year we will investigate the effectiveness of email marketing campaigns. We plan to approach vendors that specialize in email marketing to assist in designing an email brochure, our newsletter, and to acquire email marketing lists. We will conduct several test email marketing campaigns and measure the results. The long term benefit to this marketing tactic depends on the quality of the email lists available. With that in mind, we plan to offer an opt-in feature throughout our website to encourage web visitors to submit their own email addresses. These new contacts will receive our online newsletter and have the choice of continuing to remain on our email broadcast network.

•
We plan to develop a series of free online workshops that discuss trends in ESL job opportunities. We plan to initially promote these as quarterly workshops and gauge the response from attendees. The online workshops will be delivered in PowerPoint format using an online web conference provider. Topics will include emerging trends, hot job markets, 10 things to know when relocating to another country, and related material.

•
According to our research there is a continuing demand for education services, so we plan to explore the possibilities of aligning ourselves with several companies that offer these kinds of services in exchange for visibility on each others’ websites. Our visitors may need or want to upgrade their ESL credentials and their customers will be looking for jobs once their training has been completed. We view these types of discussions as an integral part of becoming involved in the international ESL community.

•
To increase the number of return customers and visitors to our site, we will provide a constant turnover of current and interesting content about what’s happening in the ESL job market including featured employers, countries, and ESL teachers.

•	We will conduct monthly follow-ups with each newly placed applicant and their employer in order to improve the quality of our service and increase repeat applicants and employers.

•
By the second year we will examine the potential of attracting paid sponsors to our website. Sponsorship opportunities may arise as we develop relationships with companies such as ESL training firms that do not compete directly with us. By year three we hope to see a modest amount of sponsorships develop that will bring a new revenue stream into the business.

Expenses

We estimate the costs to implement our business strategy over the following twelve months to be:

•
General, Travel, and Related expenses. We anticipate that this expense category will be used to cover our anticipated general and administrative expenses, including hiring sales and marketing personnel, technology specialists, mid-level management, project manager, and administrative personnel, office space and related overhead, insurance, marketing and sales expenses, legal and accounting fees, printing costs, blue sky fees, transfer agent fees and all other general expenses. Travel expenses will consist primarily of our executive officers and directors visiting ESL Training facilities and ESL Employers in their sales efforts. We estimate general and travel expenses for the next twelve months will be between approximately $30,000 and $35,000;

•
Initial Marketing, which will consist of the marketing efforts discussed above, including direct marketing and attendance at trade shows. We estimate initial marketing expenses for the next twelve months will be between approximately $5,000 and $12,000;

•	Research and Development costs consist of developing and testing our Site. We estimate that research and development costs for the next twelve months will be between approximately $5,000 and $13,000.

We intend to obtain business capital through the use of private equity fundraising or shareholders loans. We anticipate that, in time, the primary source of revenues for our business model will be the sale of our Product.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the Period from August 31, 2007 (Date of Inception) until September 30, 2007

We generated no revenue for the period from August 31, 2007 (Date of Inception) until September 30, 2007. Our Operating Expenses during this period equaled $4,158, consisting of Audit fees in the amount of $3,500, Office and miscellaneous expenses of $263, and Incorporation Costs of $395. We, therefore, recorded a net loss of $4,158 for the period from August 31, 2007 (Date of Inception) until September 30, 2007. Our operating expenses are primarily attributable to professional fees associated with the initial development of our business, legal expenses, and consulting fees.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of September 30, 2007, we had total current assets of $15,400, consisting entirely of Cash. We had current liabilities of $4,558 as of September 30, 2007. Thus, we have working capital of $10,842 as of September 30, 2007.

Operating activities generated $400 in cash for the period from August 31, 2007 (Date of Inception) until September 30, 2007. Our Increase in Accounts Payable of $3,500 and Increase in Due to Stockholder of $1,058 were offset by our net loss of $4,158. Financing Activities during the period from August 31, 2007 (Date of Inception) until September 30, 2007 generated $15,000 in cash during the period.

As demonstrated above, we expect to spend between approximately $50,000 and $70,000 to implement our business plan over the coming year. Our accounting, legal and administrative expenses for the next twelve months, included in the above estimate, are anticipated to be between $35,000 and $45,000. As of September 30, 2007, we had $15,400 in cash.

As of September 30, 2007, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

As discussed in the notes to our financial statements, we have no established source of revenue. This has raised substantial doubt for our auditors about our ability to continue as a going concern. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our activities to date have been supported by equity financing. We have sustained losses in all previous reporting periods with an inception to date loss of $4,158 as of September 30, 2007. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  In the alternative, we may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

Off Balance Sheet Arrangements

As of September 30, 2007, there were no off balance sheet arrangements.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have two (2) holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

Mr. Mauricio Beltran and Ms. Maria Guadalupe Flores N, as affiliates, will be able to sell their shares, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, starting in August, 2008.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 15,000 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the period from inception (August 31, 2007) through September 30, 2007.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Mauricio Beltran President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting President and director	2007	0	0	0	0	0	0	0
Ms. Maria Guadalupe Flores N, Secretary and director	2007	0	0	0	0	0	0	0

Narrative Disclosure to Summary Compensation Table

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of September 30, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Mr. Mauricio Beltran	-	-	-	-	-	-	-	-	-
Ms. Maria Guadalupe Flores N	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to date of this Prospectus.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (August 31, 2007) through September 30, 2007.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Mauricio Beltran	0	0	0	0	0	0	0
Ms. Maria Guadalupe Flores N	0	0	0	0	0	0	0

We do not intend on compensating our directors for their services.

Financial Statements

Index to Financial Statements:

Audited financial statements for the period from August 31, 2007 (Date of Inception) through September 30, 2007:

F-1	Report of Independent Registered Public Accounting Firm

F-2	Balance Sheet as of September 30, 2007

F-3	Statement of Operations for the period from August 31, 2007 (Date of Inception) through September 30, 2007

F-4	Statements of Cash Flows for the period from August 31, 2007 (Date of Inception) through September 30, 2007

F-5	Statement of Stockholders’ Equity for the period from August 31, 2007 (Date of Inception) through September 30, 2007

F-6	Notes to Financial Statements

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com
Board of Directors
ESL Teachers Inc.
San Diego, California 92154

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of ESL Teachers Inc. (a development stage company) as of September 30, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period from August 31, 2007 (date of inception) to September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ESL Teachers Inc. as of September 30, 2007, and the results of its operations and cash flows for the period from August 31, 2007 (date of inception) to September 30, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 7. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
November 11, 2007

ESL Teachers Inc.
(A Development Stage Company)
Balance Sheet
September 30, 2007

Asset

Cash	$15,400

Liability

Accounts payable	$3,500
Due to stockholder	1,058

4.558

Stockholders' Equity (Note 3)

Common stock authorized - 50,000,000 common shares with a par value of $0.001
Common stock issued and outstanding - 1,500,000 common shares	1,500
Additional paid in capital	13,500
Deficit accumulated during the development stage	(4,158)

10,842

Total Liabilities and Stockholders’ Equity	$15,400

The accompanying notes are an integral part of these financial statements

ESL Teachers Inc.
(A Development Stage Company)
Statement of Operations
For the Period from Inception (August 31, 2007) to September 30, 2007

Period from Inception (August 31, 2007) to September 30, 2007
Revenue	$-

Audit fees	3,500
Office and miscellaneous	263
Incorporation costs	395

Net loss for the period, being deficit accumulated during the development stage	$(4,158)

Weighted average shares outstanding	1,500,000

Loss per share

(a)
(a) Less than $0.01

The accompanying notes are an integral part of these financial statements

ESL Teachers Inc.
(A Development Stage Company)
Statement of Cash Flows
For the Period from Inception (August 31, 2007) to September 30, 2007

Period from Inception (August 31, 2007) to September 30, 207
Cash Flows from Operating Activities

Net loss	$(4,158)
Change in non-cash working capital items
Increase in accounts payable	3,500
Increase in due to stockholder	1,058

Cash provided by operating activities	400

Cash Flows from Financing Activities

Cash from sales of stock	15,000

Increase in cash	15,400
Cash, opening	-

Cash, closing	$15,400

Supplemental Cash Flow Information:

Interest Paid	$0
Income Taxes Paid	$0

           The accompanying notes are an integral part of these financial statements

ESL Teachers Inc.
(A Development Stage Company)
Statement of Stockholders’ Equity
For the Period from Inception (August 31, 2007) to September 30, 2007

	Common Shares Issued Shares Amount		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total

Balance, August 31, 2007 (date of inception)	-	$-	$-	$-	$-

Sales of common shares	1,500,000	1,500	13,500	-	15,000
Net loss	-	-	-	(4,158)	(4,158)

Balance, September 30, 2007	1,500,000	$1,500	$13,500	$(4,158)	$10,842

The accompanying notes are an integral part of these financial statements

ESL Teachers Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2007

Note 1 - Nature of Operations

ESL Teachers Inc. (the “Company”), incorporated in the state of Nevada on August 31, 2007, and is developing business activities in teacher recruiting.

The company has not yet commenced significant business operations and in accordance with SFAS#7 is considered to be in the development stage.

Note 2 - Significant Accounting Policies

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Management Certification

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America, consistently applied.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and amounts due to the Company’s stockholder.

The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

ESL Teachers Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2007

Note 2 - Significant Accounting Policies (continued)

Loss Per Share

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Net Loss Per Common Share

Net loss per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Note 3 - Due to Stockholder

The $1,058 due to a stockholder at September 30, 2007 is unsecured, non-interest bearing and has no specific terms of repayment.

Note 4 - Capital stock

The company has 50,000,000 common shares authorized at a par value of $0.001 per share. During the year, the company issued 15,000,000 common shares for total proceeds of $15,000. As at September 30, 2007, the company has no warrants or options outstanding.

ESL Teachers Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2007

Note 5 - Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.

The cumulative net operating loss carry-forward is approximately $4,158 at September 30, 2007, and will expire in the year 2027.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2007
Deferred tax asset attributable to:
Net operating loss carryover	$1,414
Valuation allowance	(1,414)
Net deferred tax asset	$-

Note 6 - Related Party Transaction

As at September 30, 2007, there is a balance owing to a stockholder of the Company in the amount of $1,058.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 - Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $2,658 as of September 30, 2007. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

ESL Teachers Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2007

Note 8 - Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151- Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 - Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

ESL Teachers Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2007

Note 8 - Recent Accounting Pronouncements (continued)

Statement No. 153- Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 - Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$1,000
Transfer Agent Fees	$1,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$10,000

Total	$27,002

All amounts are estimates.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We issued 750,000 shares of common stock on August 31, 2007, to Mr. Mauricio Beltran, our President and director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.01 per share, for total proceeds of $7,500. The 750,000 shares of common stock are restricted shares as defined in the Securities Act.

We issued 750,000 shares of common stock on August 31, 2007, to Ms. Maria Guadalupe Flores N, our Secretary and director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.01 per share, for total proceeds of $7,500. The 750,000 shares of common stock are restricted shares as defined in the Securities Act.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation, as amended
3.2	By-Laws
5.1	Opinion of Cane Clark, LLP, with consent to use
23.1	Consent of Maddox Ungar Silberstein, PLLC
24.1	Power of Attorney (see attached signature page)

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Tijuana, Baja California, Mexico on January 14, 2008.

ESL Teachers Inc.

By: /s/ Mauricio Beltran
Mr. Mauricio Beltran
President, Chief Executive Officer, Principal Executive Officer,
Chief Financial Officer, Principal Financial Officer,
Principal Accounting and director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennie Slade as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

ESL Teachers Inc.

By: /s/ Mauricio Beltran
Mr. Mauricio Beltran
President, Chief Executive Officer, Principal Executive Officer,
Chief Financial Officer, Principal Financial Officer,
Principal Accounting, and director
January 14, 2008

By: /s/ Maria Guadalupe Flores N
Ms. Maria Guadalupe Flores N
Secretary and director
January 14, 2008